UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2016
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HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32335	88-0488686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 794-8889
Not Applicable
(Former name or former address, if changed since last report)
 _________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

On December 15, 2016, the Board of Directors (the “Board”) of Halozyme Therapeutics, Inc. (the “Company”) amended the Company’s Bylaws to provide that in uncontested elections, a director must tender his or her resignation to the Board if such director receives more “withhold” votes than votes “for” electing the director. Within 90 days after the date of the certification of the election results, the Nominating and Corporate Governance Committee of the Board (or other committee that may be designated by the Board) will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will promptly act on such committee’s recommendation and publicly disclose within four business days on Form 8-K its decision and the rationale behind such decision.

The foregoing description of the amendment of the Company’s Bylaws is qualified in its entirety by reference to the full text of the Company’s Bylaws, as amended, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.        Description

3.1            The Company's Bylaws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

December 19, 2016	By:	/s/ Harry J. Leonhardt Esq.
	Name:	Harry J. Leonhardt, Esq.
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	The Company's Bylaws, as amended